UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 14, 2009
I2 TELECOM INTERNATIONAL, INC.
(Exact name of Company as specified in its charter)
Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5070 Old Ellis Pointe, Suite 110, Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code:	(404) 567-4750
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by i2 Telecom International, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company’s or the Company’s management identify forward looking statements.  Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 3.02  Unregistered Sales of Equity Securities

On July 1, 2009, the Company commenced a tender offer for all of its warrant holders to either exchange their warrants for unregistered shares of the Company’s common stock, no par value (the “Common Stock”), or for repricing, with no additional consideration. Warrants to purchase a total of 25,613,269 shares were eligible to be surrendered in the tender offer. The Company’s Offer to Exchange Warrants for Shares of Common Stock or for Repricing, as amended,  (the “Offer to Exchange Warrants”), dated July 1, 2009 and included as an exhibit to the Schedule TO filed with the SEC on July 1, 2009, expired 5:00 P.M. Atlanta Time on August 14, 2009.  The terms and conditions of the offer as set forth in the Offer to Exchange Warrants allowed a warrant holder to receive one share of Common Stock for every five warrants or to reprice the warrants at an exercise price of $0.50. As of 5:00 P.M., Atlanta Time, on August 14, 2009, warrants representing 12,148,284 shares of the Company’s Common Stock had been tendered to the Company. As a result, the Company is instructing its transfer agent to issue 2,429,657 shares of its Common Stock to the tendering warrant holders. No warrants were exchanged for repricing.

Also on July 1, 2009, the Company commenced a tender offer for all of its option holders to exchange their options for unregistered shares of Common Stock, with no additional consideration. Options to purchase a total of 5,243,015 shares were eligible to be surrendered in the tender offer. The Company’s Offer to Exchange Options for Shares of Common Stock, as amended,  (the “Offer to Exchange Options”), dated July 1, 2009 and included as an exhibit to the Schedule TO filed with the SEC on July 1, 2009, expired 5:00 P.M. Atlanta Time on August 14, 2009.  The terms and conditions of the offer as set forth in the Offer to Exchange Options allowed an option holder to receive one share of Common Stock for every five options. As of 5:00 P.M., Atlanta Time, on August 14, 2009, options representing 1,061,577 shares of the Company’s Common Stock had been tendered to the Company.  As a result, the Company is instructing its transfer agent to issue 212,316 shares of its Common Stock to the tendering option holders.

The exchange of the warrants and options for Common Stock was not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on the private offering exemption from registration provided by Section 3(a)(9) of the Act because (a) the Company is the issuer of both the securities being surrendered by stockholders (the warrants and options) and the securities being offered to stockholders (shares of the Company’s common stock); (b) no part of the offer was being made to persons other than existing security holders, and no part was being made to existing security holders otherwise than by way of exchange; (c) the Company is not paying any commission or remuneration for the solicitation of the exchange; and (d) the warrant and option holders are not required to contribute cash or any other property, other than the old warrants or options, in the exchange. The number of warrants, options and shares of Common Stock referenced herein reflect a 1:10 reverse split that the Company effected in May 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

i2 TELECOM INTERNATIONAL, INC.
(Company)

Date	August 20, 2009
By:		/s/ Paul Arena
Name		Paul Arena
Title:		Chief Financial Officer